Exhibit 10.201

UNSECURED PROMISSORY NOTE

$46,015.10

FOR VALUE RECEIVED, Biovest International, Inc., a Delaware corporation (the “Payor”) hereby promises to pay to Dennis L. Ryll (the “Payee”) at such place as the Payee shall hereinafter specify in writing, Forty-six Thousand Fifteen Dollars and Ten Cents ($46,015.10) in lawful money of the United States along with interest at the rate of Prime + 2%. All principal and accrued interest under this Promissory Note shall be due in one installment on the earlier of i) the closing of a financing by Payor yielding gross proceeds of $5 million or more or ii) November 30, 2007. The Payor may prepay this Promissory Note in whole or in part without premium or penalty. This Promissory Note is a general unsecured obligation of the Payor.

The Payor waives all rights to notice, presentment, or demand for repayment.

This Promissory Note has not been registered under the Securities Act of 1933, as amended.

This Promissory Note shall be governed by and construed under the laws of the State of Delaware.

Date: October 1, 2007

By:	/s/James A. McNulty
Biovest International, Inc. James A. McNulty, CPA Secretary/CFO